UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Cytomedix, Inc. (the “Company”) previously reported on its Current Report on Form 8-K filed on April 11, 2014 (the “April 8-K”) certain Board approved grants of options to certain executive officers of the Company (the “Executive Officers”) to purchase shares of the Company’s common stock under the Company’s 2013 Equity Compensation Plan (the “2013 Plan”), subject to authorized shareholder approval and authorized share availability.

Subsequently, on June 12, 2014, the Board determined that a number of such options to purchase shares of the Company’s common stock were not validly granted under the 2013 Plan because such grants exceeded the limit on the number of stock options that may be granted to the Executive Officers within any calendar year period. Therefore, the grants of these stock options in excess of the limits were not effective, and such options in excess of the limits were deemed never granted under the 2013 Plan. In light of foregoing, the April 8, 2014 options (disclosed in the April 8-K) have been revised and reformed consistently with the applicable 2013 Plan limits as follows:

Name/Office	Number of Options (1):

Martin P. Rosendale, CEO	300,000
Steven A. Shallcross, CFO, Executive VP	300,000
Edward Field, COO	300,000
Dean Tozer, CCO	350,000
Peter Clausen, CSO	300,000

(1)           The exercise price of the subject options was $0.60 per share, the closing price of the Company’s common stock on the original grant date. The foregoing options are to vest in equal monthly installments over the twelve month period following the grant date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The registrant hereby incorporates by reference the disclosure made in Item 5.07 below.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2014, the Company held its Special Meeting of its shareholders at the Company’s corporate offices in Gaithersburg, Maryland. As of April 16, 2014, the record date for the Special Meeting, there were 121,353,733 shares issued and outstanding, of which 109,148,042 were present in person or represented by proxy. The shareholders approved the following proposals:

Proposal 1 - To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 425,000,000 and the number of authorized shares of capital stock from 215,000,000 to 440,000,000. The final voting results on this proposal were as follows: 94,934,689 shares voting for, 12,199,727 shares voting against, and 2,013,626 shares abstaining, with no broker non-votes.

Proposal 2 - To approve an amendment to the Company’s Certification of Incorporation to effect a reverse stock split of the authorized and outstanding shares of the Company’s common stock, at one of reverse stock split ratios, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10, as determined by the Board of Directors in its sole discretion, prior to June 30, 2015, but only for the purpose of facilitating the listing of the Company’s common stock on a national securities exchange. The final voting results on this proposal were as follows: 96,182,540 shares voting for, 12,231,791 shares voting against, and 733,711 shares abstaining, with no broker non-votes.

Proposal 3 - To authorize the Board pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any reverse stock split pursuant to Proposal 2 above. The final voting results on this proposal were as follows: 75,154,020 shares voting for, 5,306,300 shares voting against, and 392,520 shares abstaining, with 28,295,202 broker non-votes.

Proposal 4 - To approve an amendment to the Cytomedix, Inc. 2013 Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 3,000,000 to 18,000,000 shares. The final voting results on this proposal were as follows: 64,739,700 shares voting for, 14,424,222 shares voting against, and 1,688,918 shares abstaining, with 28,295,202 broker non-votes.

Item 9.01	Exhibits

(d)	Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale, Chief Executive Officer

Date: June 12, 2014